As filed with the Securities and Exchange Commission on March 25, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIZENS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	6021	05-0412693
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Citizens Plaza

Providence, RI 02903

(401) 456-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen T. Gannon

General Counsel and Chief Legal Officer

Citizens Financial Group, Inc.

One Citizens Plaza

Providence, RI 02903

(401) 456-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Nicholas A. Kronfeld Luigi L. De Ghenghi Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Leslie N. Silverman Derek M. Bush Cleary Gottleib Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-202708

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Common Stock, par value $0.01 per share	$546,250,000	$63,474.25

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Includes the offering price of shares which the underwriters have the right to purchase to cover over-allotments.
(2)	Computed pursuant to Rule 457(o) based on our estimate of the proposed maximum aggregate offering price.
(3)	Previously paid.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) by Citizens Financial Group, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. This Registration Statement is being filed for the sole purpose of registering an additional 23,000,000 shares of common stock, par value $0.01 per share, of the Company, of which 3,000,000 shares the underwriters have the right to purchase to cover over-allotments.

The Company hereby incorporates by reference into this Registration Statement on Form S-1 being filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in its entirety the Registration Statement on Form S-1 (File No. 333-202708) declared effective on March 25, 2015 by the Commission, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED

IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on March 23, 2015 (File No. 333-202708) and incorporated herein by reference)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

25.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed by the Registrant on March 12, 2015 (File No. 333-202708) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 25th day of March, 2015.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Bruce Van Saun
Name: Bruce Van Saun
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Van Saun	Chairman and Chief Executive Officer	March 25, 2015
Bruce Van Saun	(principal executive officer)

*	Director	March 25, 2015
Mark Casady

*	Director	March 25, 2015
Anthony Di Iorio

*	Director	March 25, 2015
Robert Gillespie

*	Director	March 25, 2015
William P. Hankowsky

*	Director	March 25, 2015
Howard W. Hanna III

*	Director	March 25, 2015
Leo I. Higdon

*	Director	March 25, 2015
Charles J. Koch

*	Director	March 25, 2015
Arthur F. Ryan

*	Director	March 25, 2015
Shivan S. Subramaniam

*	Director	March 25, 2015
Wendy A. Watson

Signature	Title	Date

*	Director	March 25, 2015
Marita Zuraitis

/s/ John Fawcett	Executive Vice President and	March 25, 2015
John Fawcett	Chief Financial Officer (principal financial officer)

/s/ Ronald S. Ohsberg	Executive Vice President and	March 25, 2015
Ronald S. Ohsberg	Controller (principal accounting officer)

*By:	/s/ Bruce Van Saun
Name: Bruce Van Saun
Title: Attorney-in-Fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on March 23, 2015 (File No. 333-202708) and incorporated herein by reference)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

25.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 filed by the Registrant on March 12, 2015 (File No. 333-202708) and incorporated herein by reference)